Exhibit 4.7

Execution

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

WARBURG PINCUS PRIVATE EQUITY X, L.P.,

WARBURG PINCUS X PARTNERS, L.P.,

AND

PROTOX THERAPEUTICS INC.

Dated as of November 19, 2010

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made, entered into and effective November 19, 2010, by and among Warburg Pincus Private Equity X, L.P. (“WPX”), Warburg Pincus X Partners, L.P. (“WPXP” and, together with WPX, including any successor funds thereto, and their respective Affiliates that are direct or indirect equity investors in the Company, “WP”) and Protox Therapeutics Inc., a British Columbia corporation (including any of its successors by merger, acquisition, reorganization, conversion or otherwise (the “Company”)).

WITNESSETH:

WHEREAS, as of the date hereof, the Holders own Registrable Securities of the Company; and

WHEREAS, the parties desire to set forth certain registration rights applicable to the Registrable Securities.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms.

As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, would be required to be made in (1) any Registration Statement filed with the SEC by the Company and/or (ii) any Canadian Prospectus filed with the Commissions by the Company so that such Registration Statement and/or Canadian Prospectus would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement and/or Canadian Prospectus, but which information the Company has a bona fide business purpose for not disclosing publicly.

“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided that no Holder shall be deemed an Affiliate of the Company or its Subsidiaries for purposes of this Agreement; provided further that neither portfolio companies (as such term is commonly used in the private equity industry) of an Institutional Investor nor limited partners, non-managing members or other similar direct or indirect investors in an Institutional Investor shall be deemed to be Affiliates of such Institutional Investor. The term “Affiliated” has a correlative meaning.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York, Toronto, Ontario or Vancouver, British Columbia are required or authorized by law or executive order to be closed.

“Canadian Prospectus” means, as applicable, a preliminary and/or final prospectus (in the English and/or, where applicable, the French language), including, where applicable, documents incorporated by reference therein and amendments and supplements thereto, that is filed with any Commission pursuant to Canadian securities legislation;

“Canadian Shelf Prospectus” means, as applicable, a base shelf prospectus and/or a shelf prospectus supplement, including any documents incorporated by reference therein and amendments thereto, that is filed with any Commission pursuant to Canadian securities legislation, including applicable short form prospectus and shelf distribution securities laws in Canada;

“Change of Control” means the occurrence of any of the following: (i) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Company or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Company.

“Commission” means the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada;

“Company” has the meaning set forth in the preamble.

“Company Public Sale” has the meaning set forth in Section 2.03(a).

“Company Share Equivalent” means securities exercisable, exchangeable or convertible into Company Shares.

“Company Shares” means the common shares in the capital of the Company, with no par value, any securities into which such shares shall have been changed, or any securities resulting from any reclassification, recapitalization or similar transactions with respect to such shares.

“Demand Notice” has the meaning set forth in Section 2.01(a).

“Demand Party” has the meaning set forth in Section 2.01(a).

“Demand Period” has the meaning set forth in Section 2.01(c).

“Demand Registration” has the meaning set forth in Section 2.01(a).

“Demand Registration Statement” has the meaning set forth in Section 2.01(a).

“Demand Suspension” has the meaning set forth in Section 2.01(d).

“Effective Date” means (i) with respect to a U.S. Registration, the first date on which the Company Shares are Registered in the United States or otherwise subject to the Exchange Act, including pursuant to the Multijurisdictional Disclosure System or (ii) with respect to a Canadian Registration, the Transfer Restriction Outside Date (as defined in that certain Investment Agreement, dated as of September 28, 2010, by and among WPX, WPXP and the Company).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from tune to time

“FINRA” means the Financial Industry Regulatory Authority.

“Form F-1” means a registration statement on Form F-1 under the Securities Act, or any comparable or successor form or forms thereto.

“Form F-3” means a registration statement on Form F-3 under the Securities Act, or any comparable or successor form or forms thereto.

“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any comparable or successor form or forms thereto.

“Form S-3” means a registration statement on Form S-3 under the Securities Act, or any comparable or successor form or forms thereto.

“Holder” means any holder of Registrable Securities that is a party hereto or that succeeds to rights hereunder pursuant to Section 3.07.

“Initiating Shelf Take-Down Holder” has the meaning set forth in Section 2.02(d).

“Institutional Investor” means WPXP and WP, any successor funds thereto, and their respective Affiliates that are direct or indirect equity investors in the Company.

“Institutional Investor Registration Demands” has the meaning set forth in Section 2.10.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Long-Form Registration” has the meaning set forth in Section 2.01(a).

“Loss” or “Losses” has the meaning set forth in Section 2.08(a).

“Marketed Underwritten Offering” means any Underwritten Offering (including a Marketed Underwritten Shelf Take-Down, but, for the avoidance of doubt, not including any Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down) that involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period of at least 48 hours.

“Marketed Underwritten Shelf Take-Down” means any Underwritten Offering where the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period expected to exceed 48 hours.

“Participating Holder” means with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement or Canadian Prospectus.

“Participating Institutional Investor” means, with respect to any Registration, any Institutional Investor that is a Holder of Registrable Securities covered by the applicable Registration Statement or Canadian Prospectus.

“Permitted Assignee” has the meaning set forth in Section 3.07.

“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

“Piggyback Registration” has the meaning set forth in Section 2.03(a).

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Registrable Securities” means any Company Shares and any securities that may be issued or distributed or be issuable or distributable in respect of, or in substitution for, any Company Shares by way of conversion, exercise, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case whether now owned or hereinafter acquired; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement or Canadian Prospectus with respect to the sale of such Registrable Securities has been declared effective under the Securities Act or applicable Canadian securities legislation and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement or Canadian Prospectus, (ii) such Registrable Securities have been distributed pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule) or pursuant to similar exemptions from the prospectus requirements under Canadian securities legislation and new certificates for them not bearing a legend restricting transfer shall have been delivered by the Company, (iii) a Registration Statement on Form S-8 (or any successor form) covering such securities is effective or (iv) such security ceases to be outstanding.

“Registration” means (i) a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement (a “U.S. Registration”) and/or (ii) a filing with any Commission(s) of a Canadian Prospectus to qualify the distribution of the Company’s securities for offer and sale to the public (a “Canadian Registration”). The term “Register” shall have a correlative meaning.

“Registration Expenses” has the meaning set forth in Section 2.07.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.

“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Holder” means with respect to any Shelf Registration, any Holder of Registrable Securities covered by the applicable Shelf Registration Statement or Canadian Shelf Prospectus.

“Shelf Notice” has the meaning set forth in Section 2.02(a).

“Shelf Period” has the meaning set forth in Section 2.02(b).

“Shelf Registration” means a Registration effected pursuant to Section 2.02.

“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 or Form F-3, or (ii) if the Company is not permitted to file a Registration Statement on Form S-3 or Form F-3, an evergreen Registration Statement on Form S-1 or Form F-1, in each case for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering all or any portion of the Registrable Securities, as applicable.

“Shelf Suspension” has the meaning set forth in Section 2.02(c).

“Shelf Take-Down” has the meaning set forth in Section 2.02(d).

“Short-Form Registration” has the meaning set forth in Section 2.01(a).

“Special Registration” has the meaning set forth in Section 2.11.

“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.02(d).

“WP” has the meaning set forth in the preamble.

“WP Registration Demands” has the meaning set forth in Section 2.10(c).

“WPX” has the meaning set forth in the preamble.

“WPXP” has the meaning set forth in the preamble.

SECTION 1.02. Other Interpretive Provisions.

(a) In this Agreement, except as otherwise provided:

(i) References to $ or dollar amounts herein shall refer to (x) with respect to a Canadian Registration, Canadian dollars and (y) with respect to a U.S. Registration, U.S. dollars.

(ii) A reference to an Article, Section, Schedule or Exhibit is a reference to an Article or Section of, or Schedule or Exhibit to, this Agreement, and references to this Agreement include any recital in or Schedule or Exhibit to this Agreement.

(iii) The Schedules and Exhibits form an integral part of and are hereby incorporated by reference into this Agreement.

(iv) Headings and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

(v) Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.

(vi) Unless the context otherwise requires, the words “hereof’ and “herein”, and words of similar meaning refer to this Agreement as a whole and not to any particular Article, Section or clause. The words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation.”

(vii) A reference to any legislation or to any provision of any legislation shall include any amendment, modification or re-enactment thereof and any legislative provision substituted therefor.

(viii) All determinations to be made by WP hereunder, including in its capacity as an Institutional Investor, may be made by WP in its sole discretion, and WP may determine, in its sole discretion, whether or not to take actions that are permitted, but not required, by this Agreement to be taken by WP, including the giving of consents required hereunder.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intention or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

ARTICLE II

REGISTRATION RIGHTS

SECTION 2.01. Demand Registration.

(a) Demand by WP. At any time after the Effective Date, WP (a “Demand Party”) may, subject to Section 2.10, make a written request (a “Demand Notice”) to the Company for Registration of all or part of the Registrable Securities held by such Demand Party (i) on Form S-1 or F-1 in the United States or pursuant to Canadian securities legislation applicable for long form prospectuses in Canada (a “Long-Form Registration”); (ii) on Form S-3 or Form F-3 in the United States or pursuant to Canadian securities legislation applicable to short form prospectuses in Canada (a “Short-Form Registration”) if the Company qualifies to use such short form or (iii) any other form permitted by the Multijurisdictional Disclosure System and selected by the Demand Party in its sole discretion (a “Multijurisdicational Registration” and together with a Long-Form Registration, Short-Form Registration, a “Demand Registration”). Each Demand Notice shall specify the aggregate amount of Registrable Securities of the Demand Party to be registered and the intended methods of disposition thereof. Subject to Section 2,10, after delivery of such Demand Notice, the Company (x) shall file promptly (and, in any event, within (1) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Demand Notice) with the SEC and/or the applicable Commission(s) a Registration Statement and/or Canadian Prospectus, as applicable, relating to such Demand Registration (a “Demand Registration Statement”), and (y) shall use its reasonable best efforts to cause such Demand Registration Statement to promptly be declared effective under (x) the Securities Act; (y) the “Blue Sky” laws of such jurisdictions reasonably requested by the Participating Holder and (z), if applicable, Canadian securities legislation, as any Participating Holder or any underwriter, if any, reasonably requests. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2.1 if the Demand Party, together with the holders of any other securities of the Company entitled to inclusion in such registration statement, propose to sell Registrable Securities and such other securities (if any) and the aggregate proceeds of which (after deduction for underwriter’s discounts and expenses related to the issuance) are less than $5,000,000 or 100% of the Registrable Securities then held by WP.

(b) Demand Withdrawal. A Demand Party may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon delivery of a notice by the Demand Party to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Demand Registration Statement, and such Registration shall not be deemed to be a Demand Registration with respect to such Demand Party for purposes of Section 2.10.

(c) Effective Registration. The Company shall be deemed to have effected a Demand Registration with respect to the Demand Party for purposes of Section 2.10 if the Demand Registration Statement is declared effective by the SEC and remains effective for not less than 180 days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement or Canadian Prospectus have been sold or withdrawn) or a receipt has been issued for the final Canadian Prospectus by the applicable Commission(s), as applicable, or if such Registration Statement and/or Canadian Prospectus relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected for purposes of Section 2.10 if (i) during the Demand Period such Registration is interfered with by any stop order, injunction or other order or requirement of the SEC, the Commissions or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by a Demand Party.

(d) Delay in Filing; Suspension of Registration. If the Company shall furnish to the Participating Holders a certificate signed by the Chief Executive Officer or equivalent senior executive officer of the Company stating that the filing, effectiveness or continued use of a Demand Registration Statement would require the Company to make an Adverse Disclosure, then the Company may delay the filing (but not the preparation of) or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company, unless otherwise approved in writing by WP, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions more than twice, or for more than an aggregate of 90 days, in each case, during any 12-month period; provided further that in the event of a Demand Suspension, such Demand Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. Each Participating Holder shall keep confidential the fact that a Demand Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Participating Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Participating Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Participating Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries and (D) as required by law, rule or regulation. In the case of a Demand Suspension, the Participating Holders agree to suspend use of the applicable Canadian Prospectus, Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Company shall immediately notify the Participating Holders upon the termination of any Demand Suspension, amend or supplement the Canadian Prospectus, Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Participating Holders such numbers of copies of the Canadian Prospectus, Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Participating Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or applicable Canadian securities legislation, or as may reasonably be requested by any Demand Party.

(e) Underwritten Offering. If a Demand Party so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and such Demand Party shall have the right to select the managing underwriter or underwriters to administer the offering. If the Demand Party intends to sell the Registrable Securities covered by its demand by means of an Underwritten Offering, such Demand Party shall so advise the Company as part of its Demand Notice.

(f) Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration (i) first, shall be allocated pro rata among the Institutional Investors that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Institutional Investor (provided that any securities thereby allocated to an Institutional Investor that exceed such Institutional Investor’s request shall be reallocated among the remaining requesting Institutional Investors in like manner), and (ii) second, and only if all the securities referred to in clause (1) have been included in such Registration, the number of securities that the Company proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect and (iii) third, and only if all of the securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.

SECTION 2.02. Shelf Registration.

(a) Filing. At any time after the Effective Date, WP may, subject to Section 2.10, make a written request (a “Shelf Notice”) to the Company to file a Shelf Registration Statement or Canadian Shelf Prospectus, which Shelf Notice shall specify whether such Registration shall be a Long-Form Registration or, if the Company so qualifies, a Short-Form Registration or Multijurisdicational Registration, the aggregate amount of Registrable Securities of WP to be registered therein and the intended methods of distribution thereof. Following the delivery of a Shelf Notice, the Company (x) shall file promptly (and, in any event, within (i) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Shelf Notice) with the SEC such Shelf Registration Statement (which shall be an automatic Shelf Registration Statement if the Company qualifies at such time to file such a Shelf Registration Statement) and, if applicable, with the relevant Commissions such Canadian Shelf Prospectus, relating to the offer and sale of all Registrable Securities requested for inclusion therein by WP. If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act or, if applicable, a Canadian Shelf Prospectus, the provisions of this Section 2.02 shall not apply, and the provisions of Section 2.01 shall apply instead.

(b) Continued Effectiveness. The Company shall use its reasonable best efforts to keep any Shelf Registration Statement or Canadian Shelf Prospectus filed pursuant to Section 2.02(a) continuously effective under the Securities Act and, if applicable, Canadian securities law in order to permit the Prospectus or, if applicable, the Canadian Shelf Prospectus forming a part thereof to be usable by Shelf Holders until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder) or, if applicable, a Canadian Prospectus or Canadian Shelf Prospectus filed under Canadian securities legislation, (ii) the date as of which each of the Shelf Holders is permitted to sell its Registrable Securities without Registration in the U.S. pursuant to Rule 144 (with respect to a U.S, Registration) or similar legislation in Canada (with respect to a Canadian Registration) without volume limitation or other restrictions on transfer thereunder, assuming, for purposes of this clause (ii), that such Shelf Holder is an Affiliate of Company and (iii) such shorter period as WP with respect to such Shelf Registration and/or Canadian Shelf Prospectus shall agree in writing (such period of effectiveness, the “Shelf Period”). Subject to Section 2.02(c), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement and/or Canadian Shelf Prospectus effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in WP not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement and/or Canadian Shelf Prospectus during the Shelf Period, unless such action or omission is (x) a Shelf Suspension permitted pursuant to Section 2.02(c) or (y) required by applicable law, rule or regulation.

(c) Suspension of Registration. If the Company shall furnish to the Shelf Holders a certificate signed by the Chief Executive Officer or equivalent senior executive officer of the Company stating that the continued use of a Shelf Registration Statement or Canadian Shelf Prospectus filed pursuant to Section 2.02(a) would require the Company to make an Adverse Disclosure, then the Company may suspend use of the Shelf Registration Statement or Canadian Shelf Prospectus (a “Shelf Suspension”); provided, however, that the Company, unless otherwise approved in writing by WP, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions more than twice, or for more than an aggregate of 90 days, in each case, during any 12-month period; provided further that in the event of a Shelf Suspension, such Shelf Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. Each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Shelf Holder’s employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Shelf Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries and (D) as required by law, rule or regulation. In the case of a Shelf Suspension, the Shelf Holders agree to suspend use of the applicable Canadian Shelf Prospectus, Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon delivery of the notice referred to above. The Company shall immediately notify the Shelf Holders upon the termination of any Shelf Suspension, amend or supplement the applicable Canadian Shelf Prospectus, Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Shelf Holders such numbers of copies of the applicable Canadian Shelf Prospectus, Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement and, if applicable, Canadian Shelf Prospectus, if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder or by applicable Canadian securities legislation, or as may reasonably be requested by WP.

(d) Shelf Take-Downs.

(i) An offering or sale of Registrable Securities pursuant to a Shelf Registration Statement and/or Canadian Shelf Prospectus (a “Shelf Take-Down”) may be initiated by WP (an “Initiating Shelf Take-Down Holder”).

(ii) Subject to Section 2.10, if the Initiating Shelf Take-Down Holder elects by written request to the Company, a Shelf Take-Down shall be in the form of an Underwritten Offering (an “Underwritten Shelf Take-Down Notice”) and the Company shall amend or supplement the Shelf Registration Statement and/or Canadian Shelf Prospectus for such purpose as soon as practicable. Such Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters to administer such offering. The provisions of Section 2.01(f) shall apply to any Underwritten Offering pursuant to this Section 2.02(d).

SECTION 2.03. Piggyback Registration.

(a) Participation. If the Company at any time proposes to file a Registration Statement and/or Canadian Prospectus with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.01 or 2.02, it being understood that this clause (i) does not limit the rights of WP to make written requests pursuant to Sections 2.01 or 2.02 or otherwise limit the applicability thereof, (ii) a Registration Statement on Form 5-4, F-4 or 5-8 (or such other similar successor forms then in effect under the Securities Act), (iii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement, (iv) a registration not otherwise covered by clause (ii) above pursuant to which the Company is offering to exchange its own securities for other securities, (v) a Registration Statement relating solely to dividend reinvestment or similar plans or (vi) a Shelf Registration Statement or Canadian Shelf Prospectus pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its Subsidiaries that are convertible or exchangeable for Company Shares and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provisions) of the Securities Act or similar private placement provisions under Canadian securities legislation may resell such notes and sell the Company Shares into which such notes may be converted or exchanged) (a “Company Public Sale”), then, as soon as practicable (but in no event less than 30 days prior to the proposed date of filing of such Registration Statement and/or Canadian Prospectus, unless the filing is in connection with an overnight bought deal or overnight marketed offering, in which case the notice shall be not less than one (1) Business Day), the Company shall give written notice of such proposed filing to the Institutional Investors, and such notice shall offer the Institutional Investors the opportunity to Register under such Registration Statement and/or Canadian Prospectus such number of Registrable Securities as the Institutional Investors may request in writing delivered to the Company within ten (10) days of delivery of such written notice by the Company. Subject to Sections 2.03(b) and (c), the Company shall include in such Registration Statement and/or Canadian Prospectus all such Registrable Securities that are requested by the Institutional Investors to be included therein in compliance with the immediately foregoing sentence (a “Piggyback Registration”); provided that if at any time after giving written notice of its intention to Register any equity securities and prior to the effective date of the Registration Statement and/or Canadian Prospectus filed in connection with such Piggyback Registration, the Company shall determine for any reason not to Register or to delay Registration of the equity securities covered by such Piggyback Registration, the Company shall give written notice of such determination to each Institutional Investor to the extent the Institutional Investor requested to Register its Registrable Securities in such Registration Statement and/or Canadian Prospectus and, thereupon, (1) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith, to the extent payable), without prejudice, however, to the rights of WP to request that such Registration be effected as a Demand Registration under Section 2.01, and (2) in the case of a determination to delay Registering, in the absence of a request by WP to request that such Registration be effected as a Demand Registration under Section 2.01, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering the other equity securities covered by such Piggyback Registration. If the offering pursuant to such Registration Statement and/or Canadian Prospectus is to be underwritten, the Company shall so advise the Institutional Investors as a part of the written notice given pursuant this Section 2.03(a), and to the extent an Institutional Investor makes a request for a Piggyback Registration pursuant to this Section 2.03(a), such Institutional Investor must, and the Company shall make such arrangements with the managing underwriter or underwriters so that such Institutional Investors may, participate in such Underwritten Offering, subject to the conditions of Section 2.03(b) and (c). If the offering pursuant to such Registration Statement and/or Canadian Prospectus is to be on any other basis, the Company shall so advise the Institutional Investors as part of the written notice given pursuant to this Section 2.03(a), and to the extent an Institutional Investor makes a request for a Piggyback Registration pursuant to this Section 2.03(a), the Company shall make such arrangements so that such Institutional Investor may participate in such offering on such basis, subject to the conditions of Section 2.03(b) and (c). Each Institutional Investor shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the effectiveness of such Registration Statement and/or Canadian Prospectus.

(b) Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and, to the extent an Institutional Investor makes a request to participate in such Piggyback Registration in writing, each such Institutional Investor that, in its or their opinion, the number of securities which the Institutional Investors and any other Persons intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company or (subject to Section 2.06) any Person (other than the Institutional Investors) exercising a contractual right to demand Registration, as the case may be, proposes to sell, (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, which such number shall be allocated pro rata among the Institutional Investors that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Institutional Investor (provided that any securities thereby allocated to an Institutional Investor that exceed such

Institutional Investor’s request shall be reallocated among the remaining requesting Institutional Investors in like manner), and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect in such Registration.

(c) No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Sections 2.01 or 2.02 or shall relieve the Company of its obligations under Sections 2.01 or 2.02.

SECTION 2.04. Registration Procedures.

(a) In connection with the Company’s Registration obligations under Sections 2.01, 2.02 and 2.03 and subject to the applicable terms and conditions set forth therein, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:

(i) prepare the required Canadian Prospectus, if applicable, and/or Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Canadian Prospectus, Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Institutional Investors, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the Participating Institutional Investors and their respective counsel and (y) except in the case of a Registration under Section 2.03, not file any Canadian Prospectus, Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Institutional Investor or the underwriters, if any, shall reasonably object;

(ii) as promptly as practicable file with (x) the SEC a Registration Statement and/or (y) the applicable Commissions a Canadian Prospectus relating to the Registrable Securities including all exhibits and financial statements required by the SEC and/or applicable Commissions, if applicable, to be filed therewith, and use its reasonable best efforts to cause such Registration Statement and/or Canadian Prospectus to become effective under the Securities Act and/or applicable Canadian securities legislation as soon as practicable, as required;

(iii) prepare and file with the SEC and/or the applicable Commissions such pre- and post-effective amendments to such Registration Statement, Canadian Prospectus, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (x) reasonably requested by any Participating Institutional Investor, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement and/or Canadian Prospectus during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement and/or Canadian Prospectus;

(iv) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement and/or Canadian Prospectus or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC and/or the applicable Commissions or any request by the SEC, a Commission, or any other federal state, provincial or territorial governmental authority for amendments or supplements to such Canadian Prospectus, Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance by the SEC or a Commission of any stop order suspending the effectiveness of such Registration Statement or Canadian Prospectus or any order by the SEC or a Commission preventing or suspending the use of any Canadian Prospectus (or any documents incorporated by reference therein), preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(v) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Canadian Prospectus (including any documents incorporated by reference therein), Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Canadian Prospectus and any documents incorporated by reference therein, Prospectus, any preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Canadian Prospectus, Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and/or Canadian securities legislation and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC and/or the applicable Commissions, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Canadian Prospectus, Registration Statement,

Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(vi) use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus and, where applicable, the Canadian Prospectus;

(vii) promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable Registration Statement or Canadian Prospectus such information as the managing underwriter or underwriters and the Participating Institutional Investor(s) agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Participating Holder or underwriter may reasonably request of the applicable Registration Statement or Canadian Prospectus and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(ix) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Canadian Prospectus, Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Canadian Prospectus, Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter;

(x) on or prior to the date on which the applicable Registration Statement and/or Canadian Prospectus is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States and applicable Canadian securities legislation as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(c) or 2.02(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(xi) cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(xii) use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement and/or Canadian Prospectus to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii) not later than the effective date of the applicable Registration Statement or Canadian Prospectus, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company and/or CDS & Co., as applicable;

(xiv) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(xv) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as WP or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(xvi) obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions (including, where applicable translation opinions) from counsel for the Company dated the effective date of the Registration Statement and/or Canadian Prospectus or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Participating Holders or underwriters, as the case may be, and their respective counsel;

(xvii) in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the date of the closing under the underwriting agreement;

(xviii) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA, applicable Commissions or any other securities regulatory authority;

(xix) use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder and the continuous disclosure obligations of the Company pursuant to applicable Canadian securities legislation;

(xx) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement and/or Canadian Prospectus from and after a date not later than the effective date of such Registration Statement and/or Canadian Prospectus;

(xxi) use its reasonable best efforts to cause all Registrable Securities covered by the applicable Registration Statement and/or Canadian Prospectus to be listed on each securities exchange on which any of the Company Shares are then listed or quoted and on each inter-dealer quotation system on which any of the Company Shares are then quoted;

(xxii) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Participating Institutional Investor, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and/or Canadian Prospectus and by any attorney, accountant or other agent retained by such Participating Institutional Investor(s) or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement or Canadian Prospectus as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.04(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (w) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (x) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (y) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company, other than through a breach of this agreement and provided that such source is not otherwise bound by a confidentiality agreement with the Company or otherwise prohibited from transmitting the information by a contractual, legal or fiduciary obligation, or (z) such information is independently developed by such Person; and

(xxiii) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto.

(b) The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(c) Each Participating Holder agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 2.04(a)(iv)(C), (D), or (E) or Section 2.04(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement and/or Canadian Prospectus until (i) such Holder’s receipt of the copies of the supplemented or amended Canadian Prospectus, Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.04(a)(v), (ii) such Holder is advised in writing by the Company that the use of such Canadian Prospectus, Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, (iii) such Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 2.04(a)(iv)(C) or (E) or (iv) such Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Canadian Prospectus, the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of delivery of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement and/or Canadian Prospectus is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement and/or Canadian Prospectus either receives the copies of the supplemented or amended Canadian Prospectus, Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.04(a)(v) or is advised in writing by the Company that the use of the Canadian Prospectus, Prospectus or Issuer Free Writing Prospectus may be resumed.

SECTION 2.05. Underwritten Offerings.

(a) Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by WP pursuant to a Registration under Section 2.01 or Section 2.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, WP and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.08. The Participating

Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

(b) Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act and/or applicable Canadian securities legislation as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by WP pursuant to Section 2.03 and subject to the provisions of Sections 2.03(b) and (c), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by WP among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities or any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering.

(c) Participation in Underwritten Registrations. Subject to the provisions of Sections 2.05(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and all applicable securities laws.

(d) Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by WP.

SECTION 2.06. No Inconsistent Agreements: Additional Rights.

(a) The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of WP, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement, including allowing any other holder or prospective holder of any securities of the Company registration rights in the nature or substantially in the nature of those set forth in Section 2.01, Section 2.02 or Section 2.03 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration (except to the extent such registration rights are solely related to registrations of the type contemplated by Section 2.03(a)(ii) through (iv)).

(b) If, upon the exercise of any rights set forth in Section 2.01 or Section 2.02, any one or more of a U.S. Registration, a Canadian Registration or a registration on a form permitted under the Multijurisdictional Disclosure Act are each available under applicable law, the determination as to whether the Company shall effect a U.S. Registration, a Canadian Registration or a registration on a form permitted under the Multijurisdictional Disclosure Act shall be made by WP in its sole and absolute discretion.

SECTION 2.07. Registration Expenses.

All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA, applicable Commissions or any other regulatory authority and if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in NASD Rule 2720 of the (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and/or CDS & Co. and of printing Canadian Prospectuses, if applicable, Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all reasonable fees and disbursements of one legal counsel and one accounting firm as selected by the holders of a majority of the Registrable Securities included in such Registration; provided, however, such fees and disbursements shall not, in the case of a Canadian Registration, exceed $50,000 (viii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xi) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging and (xii) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

SECTION 2.08. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each of the Holders, each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents, ‘control persons’ (within the meaning of applicable Canadian securities legislation) and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Canadian Prospectus and/or Registration Statement under which such Registrable Securities were Registered under applicable Canadian securities legislation and/or the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein), any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports and other documents filed under the Exchange Act or applicable Canadian securities legislation, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, (iii) any violation or alleged violation by the Company of any federal, state, provincial, territorial or common law rule or regulation applicable to the Company or any of its Subsidiaries in connection with any such registration, qualification, compliance or sale of Registrable Securities, (iv) any failure to register or qualify Registrable Securities in any state, province or territory where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities

(provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) or (v) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto, and the Company will reimburse, as incurred, each such Holder and each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and controlling Persons and each of their respective Representatives, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or Canadian Prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) an untrue statement or omission in a preliminary Prospectus or Canadian Prospectus relating to Registrable Securities, if a Prospectus or Canadian Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus or Canadian Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each ‘control person’ (within the meaning of applicable Canadian securities legislation) and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b) Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each ‘control person’ (within the meaning of applicable Canadian securities legislation) and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), and each other Holder, each of such other Holder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each ‘control person’ (within the meaning of applicable Canadian securities legislation) and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any Losses resulting from (i) any untrue statement of a material fact in any Canadian Prospectus or Registration Statement under which such Registrable Securities were Registered under applicable Canadian securities legislation or the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein) or any Issuer Free Writing Prospectus or amendment or supplement thereto, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement or Canadian Prospectus and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Canadian Prospectus, Registration Statement, prospectus, offering circular, Issuer Free Writing Prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 2.08 shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided that any sums payable in connection with such settlement are paid in full by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.08(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d) Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.08 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company or Canadian Prospectus filed with a Commission, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.08(d) were determined by rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.08(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or similar provision in Canadian securities legislation) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 2.08(a) and 2.08(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.08(d), in connection with any Registration Statement or Canadian Prospectus filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holders pursuant to Section 2.08(b) If indemnification is available under this Section 2.08, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 2.08(a) and 2.08(b) hereof without regard to the provisions of this Section 2.08(d).

(e) No Exclusivity. The remedies provided for in this Section 2.08 are not exclusive and shall not limit any rights or remedies which may be available to any indemnified party at law or in equity or pursuant to any other agreement.

(f) Survival. The indemnities provided in this Section 2.08 shall survive the transfer of any Registrable Securities by such Holder.

SECTION 2.09. Rules 144 and 144A and Regulation S and Canadian Private Placements.

The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and applicable Canadian securities legislation (or, if the Company is not required to file such reports, it will, upon the reasonable request of WP, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144, 144A (if applicable) or Regulation S under the Securities Act (assuming for this purpose that all Holders are Affiliates of the Company) or private placement rules under Canadian securities legislation), and it will take such further action as WP may reasonably request, all to the extent required from time to time to enable the Holders, following the Effective Date, to sell Registrable Securities without Registration under the Securities Act or Canadian securities legislation within the limitation of the exemptions provided by (i) Rules 144, 144A (if applicable) or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC or (iii) applicable Canadian securities legislation. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it his complied with such requirements and, if not, the specifics thereof.

SECTION 2.10. Limitation on Registrations and Underwritten Offerings.

(a) Notwithstanding the rights and obligations set forth in Sections 2.01 and 2.02, in no event shall the Company be obligated to take any action to effect any Demand Registration or any Marketed Underwritten Shelf-Take-Down at the request of WP (and its Affiliates and Permitted Assignees) after the Company has effected such number of Demand Registrations and/or Marketed Underwritten Shelf Take-Downs at the request of WP and its Affiliates and Permitted Assignees equal to the number of WP Registration Demands; provided, however, that the first Marketed Underwritten Shelf Take-Down initiated by WP (or its Affiliates and Permitted Assignees) from any Shelf Registration Statement or Canadian Shelf Prospectus previously requested by WP (or its Affiliates and Permitted Assignees), shall not be deemed to be, solely for purposes of this Section 2.10(a), a Marketed Underwritten Shelf Take-Down.

(b) Notwithstanding the rights and obligations set forth in Sections 2.01 and 2.02, in no event shall the Company be obligated to take any action to (i) effect more than one Marketed Underwritten Offering in any consecutive 90-day period or (ii) effect any Underwritten Offering unless WP proposes to sell Registrable Securities in such Underwritten Offering having a reasonably anticipated gross aggregate price (before deduction of underwriter commissions and offering expenses) of at least $5,000,000 or 100% of the Registrable Securities then held by WP (if the value of such Registrable Securities is reasonably anticipated to have a gross aggregate price of less than $5,000,000).

(c) For purposes of this Agreement: “WP Registration Demands” means five (5); provided, however, that with respect to Registrations pursuant to Section 2.02(a), if the Company is eligible to file a Short Form Registration, such Short Form Registrations shall not be limited and shall not count as one of the five (5) WP Registration Demands for purposes of Section 2.10(a).

SECTION 2.11. Clear Market.

(a) With respect to any Underwritten Offerings of Registrable Securities by WP, the Company agrees not to effect (other than pursuant to the Registration applicable to such Underwritten Offering or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement or Canadian Prospectus (other than pursuant to the Registration applicable to such Underwritten Offering or pursuant to a Special Registration) covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter for such Underwritten Offering. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4, F-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

(b) Each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Company Shares (or other securities) of the Company held by such Holder (other than those included in the Registration) during the one hundred eighty (180) day period following the effective date of the Company’s first Registration Statement filed under the Securities Act (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4), or any successor provisions or amendments thereto) provided that: all officers and directors of the Company and holders of at least five percent (5%) of the Company’s voting securities are bound by and have entered into similar agreements. Provided, however, the forgoing restrictions shall be subject to any exceptions set forth in the market standoff agreement contemplated below, The obligations described in this Section 2.11 shall not apply to a registration relating solely to employee benefit plans on Form S-1, Form F-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a transaction on Form 8-4, Form F-4 or similar forms that may be promulgated in the future. Each Holder agrees to execute a market standoff agreement with said underwriters in customary form consistent with the provisions of this Section 2.11.

SECTION 2.12. In-Kind Distributions.

If any Holder seeks to effect an in-kind distribution of all or part of its Company Shares to its direct or indirect equityholders, the Company will reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Company Shares without restrictive legends, to the extent no longer applicable).

ARTICLE III

MISCELLANEOUS

SECTION 3.01. Term.

This Agreement shall terminate (a) with respect to a Holder in connection with U.S. Registrations, after the Effective Date (as it relates to a U.S. Registration), if such Holder beneficially owns less than five percent (5%) of the Company’s outstanding Company Shares and all of the Registrable Securities then owned by such Holder could be sold in any ninety (90)-day period pursuant to Rule 144 (assuming for this purpose that such Holder is an Affiliate of the Company), (b) with respect to a Holder in connection with Canadian Registrations, after the Effective Date (as it relates to a Canadian Registration), if such Holder and its Affiliates beneficially own less than five percent (5%) of the Company’s outstanding Common Shares (in the aggregate), or (c) with respect to a Holder, if all of the Registrable Securities held by such Holder have been sold in a Registration pursuant to the Securities Act or Canadian securities legislation or pursuant to an exemption therefrom. Notwithstanding the foregoing, the provisions of Sections 2.08, 2.09 and 2.12 and all of this Article III shall survive any such termination.

SECTION 3.02. Injunctive Relief.

It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

SECTION 3.03. Attorneys’ Fees.

In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.

SECTION 3.04. Notices.

Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given (a)

when personally delivered, (b) when transmitted via facsimile to the number set out below or on Schedule A, as applicable, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service, (d) when transmitted via email (including via attached pdf document) to the email address set out below or on Schedule A, as applicable, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid) or (e) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties as applicable, at the address, facsimile number or email address set forth on Schedule A (or such other address, facsimile number or email address such Holder may specify by notice to the Company in accordance with this Section 3.04) and the Company at the following addresses:

To the Company:

Protox Therapeutics Inc.

1210-885 West Georgia Street

Vancouver, BC Canada V6C 3E8

Fax: (604) 688-0173

Attention: President

Email: fmerchant@protoxtherapentics.com

with copies (which shall not constitute notice) to:

Fasken Martineau DuMoulin LLP

2900-550 Burrard Street

Vancouver, BC Canada V6C 0A3

Fax: (604) 632-4734

Attention: Iain Mant

Email: imant@fasken.com

SECTION 3.05. Publicity and Confidentiality.

Each of the parties hereto shall keep confidential this Agreement and the transactions contemplated hereby, and any nonpublic information received pursuant hereto, and shall not disclose, issue any press release or otherwise make any public statement relating hereto or thereto without the prior written consent of the Company and WP unless so required by applicable law or any governmental authority; provided that no such written consent shall be required (and each party shall be free to release such information) for disclosures (a) to each party’s partners, members, advisors, employees, agents, accountants, trustee, attorneys, Affiliates and investment vehicles managed or advised by such party or the partners, members, advisors, employees, agents, accountants, trustee or attorneys of such Affiliates or managed or advised investment vehicles, in each case so long as such Persons agree to keep such information confidential or (b) to the extent required by law, rule or regulation.

SECTION 3.06. Amendment.

The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and WP.

SECTION 3.07. Successors, Assigns and Transferees.

The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of (i) the Company and (ii) WP; provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, by WP to any transferee of Registrable Securities that holds (after giving effect to such transfer) in excess of five percent (5%) of the then-outstanding Registrable Securities, and such transferee shall, with the consent of WP, be treated in the same manner as WP for all purposes of this Agreement (subject to any limitations WP may impose on the transferee in writing) (each Person to whom the rights and obligations are assigned in compliance with this Section 3.07 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided further, that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance acceptable to WP, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents WP determine are necessary to make such Person a party hereto). WP will deliver any such joinder agreement to the Company promptly following its execution.

SECTION 3.08. Binding Effect.

Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.

SECTION 3.09. Third Party Beneficiaries.

Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 2.08, each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.

SECTION 3.10. Governing Law; Jurisdiction.

THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED (A) IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITH RESPECT TO ANY U.S. REGISTRATION AND (B) IN ACCORDANCE WITH THE LAWS OF BRITISH COLUMBIA, AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN, WITH RESPECT TO ANY CANADIAN REGISTRATION, IN EACH CASE WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS

AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN (A) THE COURTS OF THE STATE OF DELAWARE OR (TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR) THE U.S. DISTRICT COURT FOR THE DISTRICT OF DELAWARE WITH RESPECT TO ANY U.S. REGISTRATION OR (B) THE COURTS OF THE PROVINCE OF BRITISH COLUMBIA WITH RESPECT TO ANY CANADIAN REGISTRATION, AND THE PARTIES IRREVOCABLY SUBMIT TO THE JURISDICTION OF SUCH COURTS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING.

SECTION 3.11. Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMIT T ED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.11.

SECTION 3.12. Severability.

If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.13. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. This Agreement may also be executed and delivered by facsimile or electronic signature.

SECTION 3.14. Headings.

The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY

PROTOX THERAPEUTICS INC.

By:	/s/ John Parkinson
	Name:	John Parkinson
	Title:	CFO

WPX

WARBURG PINCUS PRIVATE EQUITY X, L.P.
By: Warburg Pincus X, L.P., its general partner
By: Warburg Pincus X LLC, its general partner
By: Warburg Pincus Partners LLC, its sole member
By: Warburg Pincus & Co., its managing member

By:	/s/ Jonathan Leff
Name: Jonathan Leff
Title: Partner

WPXP

WARBURG PINCUS X PARTNERS, L.P.
By: Warburg Pincus X, L.P., its general partner
By: Warburg Pincus X LLC, its general partner
By: Warburg Pincus Partners LLC, its sole member
By: Warburg Pincus & Co., its managing member

By:	/s/ Jonathan Leff
Name: Jonathan Leff
Title: Partner

Schedule A

HOLDER	FOR PURPOSES OF SECTION 3.04, WITH A COPY (WHICH SHALL NOT CONSTITUTE NOTICE) TO:

Warburg Pincus Private Equity X, L.P.

c/o Warburg Pincus LLC

450 Lexington Avenue

New York, NY 10017

Fax: (212) 728-9351

Attention: Jonathan S. Leff

            Scott A. Arenare, Esq.

Email: notices@warburgpincus.com

Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Fax: (212) 728-9000 Attention: Steven J. Gartner, Esq. Robert T. Langdon, Esq. Email: sgartner@willkie.com rlangdon@willkie.com

Warburg Pincus X Partners, L.P. c/o Warburg Pincus LLC 450 Lexington Avenue New York, NY 10017 Fax: (212) 728-9351 Attention: Jonathan S. Leff Scott A. Arenare, Esq. Email: notices@warburgpincus.com	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 Fax: (212) 728-9000 Attention: Steven J. Gartner, Esq. Robert T. Langdon, Esq. Email: sgartner@willkie.com rlangdon@willkie.com